UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CIMG INC.

(Name of Registrant As Specified In Its Charter)

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CIMG INC.

6107, 6th Floor, Building C4, No.1 Huangchang West Road,

Dougezhuang, Chaoyang District, Beijing

+ 86 18518579917

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of CIMG Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of CIMG Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below. The holders of a majority of the Company’s voting capital stock by written consent in lieu of a meeting (the “Majority Shareholders “), pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 1.11 of Article I of our bylaws, approved the following corporate actions (the “Authorizations”):

(i)	for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the conversion of notes and exercise of warrants sold under the convertible note and warrant purchase agreement dated December 12, 2024 to raise an aggregate of $10,000,000 with certain investors (the “Purchase Agreement”).

This Information Statement is being furnished to our stockholders of record as of February 10, 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent of the Majority Shareholders. You do not need to do anything in response to this Notice and the Information Statement. The action to be taken pursuant to the Authorizations above shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of the Record Date. You are urged to read the Information Statement in its entirety.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

Jianshuang Wang

Chief Executive Officer and Director

____________, 2025

CIMG INC.

6107, 6th Floor, Building C4, No.1 Huangchang West Road,

Dougezhuang, Chaoyang District, Beijing

+ 86 18518579917

________________, 2025

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the “Common Stock”) of CIMG Inc., a Nevada corporation (the “Company”), by the Board of Directors (the “Board”) to notify them about certain action the holders of a majority of the voting power of the Company’s outstanding voting securities have taken by written consent in lieu of a shareholders’ meeting. The shareholder action was taken on February 10, 2025. Copies of this Information Statement are first being sent on or about ________________, 2025,  to the holders of record as of February 10, 2025, of the outstanding shares of the Company’s common stock.

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean CIMG Inc., a Nevada corporation. Our principal executive offices are located at 6107, 6th Floor, Building C4, No.1 Huangchang West Road, Dougezhuang, Chaoyang District, Beijing, telephone + 86 18518579917.

By written consent dated February 10, 2025, as permitted by Section 78.320 of the NRS and Section 1.11 of Article I of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of common stock, being DYT INFO PTE. LTD, DADA Business Trading Co., Limited, METAVERSE INTELLIGENCE TECH LTD, Xiang Zhang, Xiangrong Dai and Min Li, who together have an aggregate beneficial interest of greater than the majority of our issued and outstanding shares of common stock, approved the following corporate actions (collectively, the “Authorizations”):

(i)	for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the conversion of notes and exercise of warrants sold under the convertible note and warrant purchase agreement dated December 12, 2024 to raise an aggregate of $10,000,000 with certain investors (the “Purchase Agreement”).

Nasdaq Requirements

The foregoing resolutions for the Purchase Agreement are required because under the terms of the Purchase Agreement, the Company will have to issue up to 20,576,923 shares of common stock underlying the convertible notes and warrants (the “Warrants”) to purchase up to an aggregate of 25,641,023 shares of the Company’s common stock, representing approximately 430% of the total issued and outstanding common stock of the Company as of February 10, 2025, which is more than 20% of its issued and outstanding common stock, and 81.1% on a post-issuance basis.

Under Nasdaq Listing Rule 5635(c), shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except in certain circumstances. Under Nasdaq Listing Rule 5635(d), shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

As a result of the foregoing resolutions, on a date which is at least 20 calendar days after the date of mailing this Information Statement to its stockholders, the Company will comply with Nasdaq Listing Rule 5635, as these resolutions constitute stockholder approval for the Company to issue shares.

Dissenters’ Right of Appraisal

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed actions and nor have we provided for appraisal rights in our certificate of incorporation or bylaws..

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share of common stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote is February 10, 2025. The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on February 10, 2025. As of the February 10, 2025, the Company had 10,739,800 shares of voting stock outstanding, with all 10,739,800 shares being common stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 78.320 of the NRS and Section 1.11 of Article I of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The consenting stockholders voted to approve the corporate actions and their respective approximate ownership percentage of the voting stock of the Company as of February 10, 2025, totaling in the aggregate[ 51.82%]    of the outstanding voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

I. APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO CONVERSION OF NOTES AND EXERCISE OF WARRANTS SOLD UNDER THE CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT DATED DECEMBER 12, 2024 TO RAISE AN AGGREGATE OF $10,000,000 WITH CERTAIN INVESTORS.

On December 12, 2024, our Board, and on February 10, 2025, the Majority Shareholders authorized and approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance to certain investors of more than 20% of the Corporation’s issued and outstanding common stock pursuant to the terms and conditions of the convertible note and warrant purchase agreement dated December 12, 2024 (the “Purchase Agreement”) and the conversion of notes and exercise of warrants sold thereunder.

Background

On December 12, 2024, the Company entered into a convertible note and warrant purchase agreement (the “Purchase Agreement”) with certain non U.S. investors (the “Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $10,000,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 25,641,023 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) in reliance on the registration exemptions of Regulation S.

The Notes bear interest at an annual rate of 7% and have a maturity date of one year from the issuance date. The Notes shall not be converted, and the Warrants shall not be exercised until the Company obtains shareholder approval for the issuance of shares underlying the Notes and the Warrants. Upon obtaining such approval, the holder may convert the Notes into a number of shares of Common Stock equal to (i) the outstanding principal amount of the Notes, plus any accrued but unpaid interest, divided by (ii) $0.52, the conversion price, while the Warrants may be exercised at an exercise price of $0.39 to purchase up to 25,641,023 new shares of Common Stock.

The closings of the sale of the Notes and Warrants occurred on January 16, 2025 and January 17, 2025 (the “Closings”). Pursuant to the Purchase Agreement, the Company issued six Notes with an aggregate principal amount of $10,000,000 to six non-U.S. investors, following receipt of the respective purchase amounts. In conjunction with the issuance of the Notes, the Company also issued Warrants to purchase an aggregate of 25,641,023 shares of common stock to these investors. Upon the completion of the foregoing, the sale of all Notes and Warrants, in the aggregate principal amount of $10,000,000, pursuant to the Purchase Agreement, has been duly consummated and closed.

The securities potentially issuable pursuant to the Notes include up to 19,230,769 shares of the Company’s common stock issuable upon conversion of the Convertible Notes at a conversion price of $0.52 (or up to 20,576,923 shares of the Company’s common stock issuable if the principal amount plus one year accrued interest are converted pursuant to the terms of the Notes). The securities potentially issuable pursuant to the Warrant includes up to 25,641,023 shares of the Company’s common stock, issuable upon exercise of the Warrant at an exercise price of $0.39 per share.

Potential Effect of the Purchase Agreement, the Notes and the Warrants

Each additional share of common stock that would be issuable to the Notes and Warrants holder would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of common stock to the Notes and Warrants holder pursuant to the terms of the Notes and Warrants will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock issuable to the Notes and Warrants holder could adversely affect prevailing market prices of our shares of common stock.

The securities potentially issuable pursuant to the Notes include up to 19,230,769 shares of the Company’s common stock issuable upon conversion of the Convertible Notes at a conversion price of $0.52 (or up to 20,576,923 shares of the Company’s common stock issuable if the principal amount plus one year accrued interest are converted pursuant to the terms of the Notes). The securities potentially issuable pursuant to the Warrant includes up to 25,641,023 shares of the Company’s common stock, issuable upon exercise of the Warrant at an exercise price of $0.39 per share.

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement, the Notes and Warrants. The full text of such documents was included as exhibits to our Current Report on Form 8-K filed with the SEC on December 17, 2024 and Form 8-K on  February 12, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of February 10, 2025, the beneficial ownership of our Common Stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 10,739,800 shares of Common Stock issued and outstanding on February 10, 2025. On December 28, 2022, we completed a l-for-35 reverse stock split, which became effective on December 28, 2022, upon acceptance of the Company’s filing of an amendment to the Articles with the Secretary of State of Nevada (the “Reverse Stock Split”). Unless we indicate otherwise, all share and per share information in this information statement reflects the Reverse Stock Split.

Except as otherwise indicated below, information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of February 10, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise indicated below, the address of each person listed in the table below is 6107, 6th Floor, Building C4, No.1 Huangchang West Road, Dougezhuang, Chaoyang District, Beijing.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Jianshuang Wang	—	—
Zhanzhan Shi	—	—
Zongmei Huang	—	—
Yanli Hou	—	—
Changzheng Ye	—	—
Jinmei Guo Hellstroem	—	—
All directors, nominees and executive officers as a group (6 persons)	—	—

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of February 10, 2025 based on 10,739,800 shares of common stock outstanding as of such date.

	Amount and Nature of Beneficial Ownership
Name and Address of	Voting Power		Investment Power			Percent of
Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class
JOYER INVESTMENT LIMITED.(1)	542,517	—				5.05%
DYT INFO PTE. LTD. (2)	1,496,159	—				13.93%
VMADE CO., LIMITED(3)	590,701	—				5.50%
DADA Business Trading Co., Limited(4)	877,192	—				8.17%
Xiang Zhang (5)	736,737	—				6.86%
Min Li (6)	834,544	—				7.77%
Xiangrong Dai (7)	877,192	—				8.17%
METAVERSE INTELLIGENCE TECH LTD(8)	743,700	—				6.92%

1. Based upon the beneficial ownership report on Schedule 13G/A filed with the SEC on October 24, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 542,517 shares of common stock.

2. Based upon the beneficial ownership report on Schedule 13G/A filed with the SEC on October 16, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 1,496,159 shares of common stock.

3. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on November 4, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 590,701 shares of common stock.

4. Based upon the beneficial ownership report on Schedule 13G/A filed with the SEC on October 17, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 877,192 shares of common stock.

5. Based upon the beneficial ownership report on Schedule 13G filed with the SEC on October 24, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 736,737 shares of common stock.

6. Based upon the beneficial ownership report on Schedule 13G/A filed with the SEC on November 4, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 834,544 shares of common stock.

7. Based upon the beneficial ownership report on Schedule 13G/A filed with the SEC on October 16, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 877,192 shares of common stock.

8. Based upon the beneficial ownership report on Schedule 13G/A filed with the SEC on November 4, 2024, and (i) 10,739,800 shares of common stock issued and outstanding; and (ii) direct ownership of 743,700 shares of common

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

Saved as disclosed in this Information Statement, no other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our common stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of this Information Statement (including a copy of any and all of the information that has been incorporated by reference in this Information Statement) to any Company stockholder upon written or oral request to us, at 6107, 6th Floor, Building C4, No.1 Huangchang West Road, Dougezhuang, Chaoyang District, Beijing, telephone + 86 18518579917. Any Company stockholder wishing to receive separate copies of our information statements, proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock, will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

Available Information

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board,

Jianshuang Wang

Chief Executive Officer and Chairman of the Board of Directors

____________, 2025